Exhibit 99.1

         Pope Resources Reports Fourth Quarter Earnings of $0.9 Million

     POULSBO, Wash.--(BUSINESS WIRE)--Feb. 1, 2006--Pope Resources (Nasdaq:POPEZ) reported earnings of $0.9 million or 18 cents per diluted ownership unit, on revenues of $8.9 million for the quarter ended December 31, 2005. This compares to earnings of $0.8 million or 18 cents per diluted ownership unit, on revenues of $8.0 million for the quarter ended December 31, 2004.
     Net income for the twelve months ended December 31, 2005 totaled $13.7 million, or $2.88 per diluted ownership unit, on revenues of $57.0 million. For the corresponding period in 2004, net income totaled $10.2 million, or $2.22 per diluted ownership unit, on revenues of $39.6 million.
     Earnings before interest, income tax, depreciation, depletion, and amortization (EBITDDA) for the quarter ended December 31, 2005 were $2.9 million, compared to $3.1 million for the fourth quarter of 2004. For the twelve months ended December 31, 2005, EBITDDA was $28.4 million, compared to $18.9 million in 2004.
     "With a solid foundation for growth laid down over the past few years, we posted our strongest results in over a decade in 2005," said David L. Nunes, President and CEO. "Three primary drivers contributed to this breakout year: continued favorable market conditions in our core log markets, a significant new timberland management client, and robust markets for rural residential real estate."
     In the fourth quarter of 2005, our Fee Timber segment experienced a 2% increase in average log prices from the corresponding quarter in 2004, while log volumes decreased from 9 million board feet (MMBF) in 2004 to 8 MMBF in 2005. Fee Timber operating income for both the fourth quarter of 2005 and 2004 was $1.6 million. On a year-to-date basis, average realized log prices increased 9%, rising from $529 per thousand board feet (MBF) in 2004 to $576 per MBF in 2005. Total harvest volume increased to 74 MMBF in 2005 from 60 MMBF in 2004. Fee Timber segment operating income increased 8%, from $15.1 million in 2004 to $16.3 million in 2005.
     While the increased harvest level in 2005 resulted in substantially higher log revenues, it did not translate to a corresponding increase in operating income due to the use of a separate depletion pool on 17 MMBF of timber harvested in 2005 from a late-2004 timberland purchase. The separate depletion pool was used to account for timber harvested from this acquired property because it was stocked primarily with merchantable timber. While the harvest of this 17 MMBF did not generate significant incremental earnings, it did contribute to significantly higher cash flow, allowing the Partnership to recover much of the purchase price of the property while leaving an incremental 1,300 acres of prime timberland.
     On the strength of a new management contract, results for our Timberland Management & Consulting segment improved substantially, with operating income of $3.5 million in 2005 compared to a loss of $0.6 million for 2004. Similarly, this segment reported operating income of $1.5 million for the fourth quarter of 2005 compared to breakeven results for the fourth quarter of 2004. This improvement in both quarterly and annual performance is due to our taking on a significant new client in January 2005 for whom we have performed timberland management, forestry consulting, and property disposition services.
     Our Real Estate segment also performed well in 2005, posting its second consecutive profitable year, with operating income of $1.3 million on revenues of $4.8 million. This compares to operating income of $1.6 million on revenues of $4.5 million in 2004. The majority of Real Estate segment sales in 2005 were generated from a new rural residential land sale program which generated $3.0 million of revenue from 18 sales totaling 523 acres. In addition, in 2005 we recognized $0.9 million of revenue from a bulk land sale of 390 acres. This compares to 2004's revenue of $3.5 million from two large bulk land sales totaling 636 acres.
     The financial schedules attached to this earnings release provide detail on individual segment results and operating statistics.

     About Pope Resources

     Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage nearly 560,000 acres of timberland and development property in Washington and Oregon. In addition, we provide forestry consulting and timberland investment management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.orm.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

     This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property; labor, equipment and transportation costs that affect our net income; our ability to discover and accurately to estimate liabilities associated with our properties; and economic conditions that affect consumer demand for our products and the prices we receive for them. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Risk Factors." Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.
     Management considers earnings (net income or loss) before interest expense, income taxes, depreciation, depletion and amortization (EBITDDA) to be an important measure of operating profitability, particularly when comparing results between different timber-owning companies because there are varying methods of calculating depletion expense under GAAP. With different issuers employing various calculation methodologies, disclosure of EBITDDA can make it easier for the reader to make meaningful comparisons between the operating results and cash-generating capabilities of different timber companies.


            Pope Resources, A Delaware Limited Partnership
                               Unaudited


                             CONSOLIDATED STATEMENTS OF OPERATIONS
                      (all amounts in $000's, except per unit amounts)

                              Three months ended   Twelve months ended
                                    Dec.31,              Dec. 31,
                                 2005      2004       2005       2004

Revenues                    $   8,907 $   7,977 $   57,006 $   39,648
Costs and expenses:
  Cost of sales                (2,751)   (3,299)   (24,596)   (15,184)
  Operating expenses           (4,264)   (3,130)   (14,931)   (11,336)
                             --------- --------- ---------- ----------
Opertaing income                1,892     1,548     17,479     13,128
  Interest, net                  (539)     (728)    (2,477)    (2,952)
  Minority interest               (46)        -       (321)         -
                             --------- --------- ---------- ----------
Income before income taxes      1,307       820     14,681     10,176
Income tax provision             (435)        -       (997)         -
                             --------- --------- ---------- ----------
Net income                        872       820     13,684     10,176
                             ========= ========= ========== ==========

Average units outstanding -
 Basic (000's)                  4,646     4,522      4,605      4,522
                             ========= ========= ========== ==========
Average units outstanding -
 Diluted (000's)                4,780     4,629      4,753      4,594
                             ========= ========= ========== ==========

Basic net income per unit   $    0.19 $    0.18 $     2.97 $     2.25
                             ========= ========= ========== ==========
Diluted net income per unit $    0.18 $    0.18 $     2.88 $     2.22
                             ========= ========= ========== ==========



                                           CONSOLIDATED BALANCE SHEETS
                                              (all amounts in $000's)

                                                        Dec. 31,
                                                  2005           2004
Assets:
  Cash and short-term investments         $     18,361   $        757
  Other current assets                           5,770          2,073
  Roads and timber                              53,019         64,485
  Properties and equipment                      28,543         26,198
  Other assets                                     665          1,355
                                           ------------   ------------
    Total                                      106,358         94,868
                                           ============   ============
Liabilities and partners' capital:
  Current liabilities                            7,454          5,935
  Long-term debt, excluding current portion     32,281         34,164
  Other long-term liabilities                      218            236
                                           ------------   ------------
  Total liabilities                             39,953         40,335
  Partners' capital                             66,405         54,533
                                           ------------   ------------
    Total                                      106,358         94,868
                                           ============   ============


             RECONCILIATION BETWEEN NET INCOME AND EBITDDA
                        (all amounts in $000's)

                            Three months ended   Twelve months ended
                           31-Dec-05 31-Dec-04  31-Dec-05   31-Dec-04

Net income                 $    872   $    820  $   13,684 $   10,176
Added back:
  Interest, net                 539        728       2,477      2,952
  Income tax provision          435          -         997          -
  Depletion                     922      1,353      10,611      5,092
  Depreciation and
   amortization                 159        152         641        660
                            --------   --------  ---------- ----------
EBITDDA                    $  2,927   $  3,053  $   28,410 $   18,880
                            ========   ========  ========== ==========



        RECONCILIATION BETWEEN CASH FROM OPERATIONS AND EBITDDA
                        (all amounts in $000's)

                            Three months ended   Twelve months ended
                           31-Dec-05 31-Dec-04   31-Dec-05  31-Dec-04

Cash from operations       $  6,656   $  3,595  $   28,909 $   17,854
Added back:
  Interest, net                 539        728       2,477      2,952
  Deferred profit                 -          -         614          -
  Income tax expense            435          -         997          -
  Other                           -          1           -          -
Less:
  Change in working capital  (4,456)      (827)     (4,075)      (902)
  Unit  compensation            (76)         -         (76)         -
  Deferred profit               (81)      (275)          -       (815)
  Cost of land sold             (90)      (169)       (434)      (209)
  Other                           -          -          (2)         -
                            --------   --------  ---------- ----------
EBITDDA                    $  2,927   $  3,053  $   28,410 $   18,880
                            ========   ========  ========== ==========



                                         SEGMENT INFORMATION
                                  (dollar amounts in 000's, except
                                     average price realizations)

                               Three months ended  Twelve months ended
                                   December 31,         December 31,
                                  2005      2004       2005      2004

Revenues:
  Fee Timber                   $  5,194  $  5,576  $ 44,424  $ 33,571
  Timberland Management &
   Consulting (TM&C)              2,641       602     7,764     1,601
  Real Estate                     1,072     1,799     4,818     4,476
                                --------  --------  --------  --------
      Total                    $  8,907  $  7,977  $ 57,006  $ 39,648
                                --------  --------  --------  --------
EBITDDA:
  Fee Timber                   $  2,544  $  2,960  $ 27,034  $ 20,319
  TM&C                            1,508       (10)    3,644      (510)
  Real Estate                       (10)      904     1,449     1,719
  General & administrative and
   minority interest             (1,115)     (801)   (3,717)   (2,648)
                                --------  --------  --------  --------
      Total                    $  2,927  $  3,053  $ 28,410  $ 18,880
                                --------  --------  --------  --------
Depreciation, depletion and
 amortization:
  Fee Timber                   $    950  $  1,395  $ 10,714  $  5,193
  TM&C                               23        22        97        88
  Real Estate                        43        19       178       133
  General & administrative           65        69       263       338
                                --------  --------  --------  --------
      Total                    $  1,081  $  1,505  $ 11,252  $  5,752
                                --------  --------  --------  --------
Operating income/(loss):
  Fee Timber                   $  1,594  $  1,565  $ 16,320  $ 15,126
  TM&C                            1,485       (32)    3,540      (598)
  Real Estate                       (53)      885     1,270     1,586
  General & administrative       (1,134)     (870)   (3,651)   (2,986)
                                --------  --------  --------  --------
      Total                    $  1,892  $  1,548  $ 17,479  $ 13,128
                                --------  --------  --------  --------


Log sale volumes (thousand
 board feet):
  Export conifer                    952     1,153     5,732     8,885
  Domestic conifer                5,373     5,414    53,442    38,869
  Pulp conifer                    1,338     1,422     9,928     9,648
  Hardwoods                         677     1,111     5,143     2,914
                                --------  --------  --------  --------
  Total                           8,340     9,100    74,245    60,316
                                ========  ========  ========  ========

Average price realizations
(per thousand board feet):
  Export conifer               $    641  $    676  $    660  $    658
  Domestic conifer                  620       590       631       571
  Pulp conifer                      223       209       213       224
  Hardwoods                         561       617       605       588
  Overall                           554       544       576       529

Owned acres                     117,000   118,000   117,000   118,000
Acres under management          439,000   522,000   439,000   522,000
Capital expenditures           $  4,132  $    948  $  6,756  $  3,260
Depletion                           922     1,353    10,611     5,092
Depreciation                        159       152       641       660
Debt to total capitalization         34%       40%       34%       40%



                                   QUARTER TO QUARTER COMPARISONS
                                         (Amounts in $000's)

                               Q4 2005 vs. Q4 2004 Q4 2005 vs. Q3 2005
                                       Total               Total
Net income:
  4th Quarter 2005                         872                 872
  3rd Quarter 2005                                           4,137
  4th Quarter 2004                         820
                               ------------------- -------------------
   Variance                                 52              (3,265)

Detail of earnings variance:
Fee Timber
  Log price realizations (A)                83                (217)
  Log volumes (B)                         (413)             (7,077)
  Log production costs                     (95)              2,177
  Depletion                                431               1,701
  Other Fee Timber                          22                 255
Timberland Management &
 Consulting
  Management fee changes                   918                 724
  Consulting fees                           18                (413)
  Disposition fees                       1,388               1,380
  Other Timberland Mgmnt &
   Consulting                             (807)               (599)
Real Estate
  Development property sales              (562)               (280)
  Environmental remediation                (90)                 18
  Other                                   (285)               (286)
General & administrative costs            (264)               (312)
Interest expense                            14                 (14)
Other (taxes, minority int.,
 interest inc.)                           (306)               (322)
                               ------------------- -------------------
Total change in earnings                    52              (3,265)
                               =================== ===================

(A) Price variance calculated based on changes in price using the current period volume.

(B) Volume variance calculated based on change in sales volume using the average log sales price for the prior period.


     CONTACT: Pope Resources
              Tom Ringo, 360-697-6626
              Fax: 360-697-1156